UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BLEND LABS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

415 Kearny Street
San Francisco, California 94108
(650) 550-4810
May 2, 2022
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Blend Labs, Inc., to be held on Tuesday, June 28, 2022 at 1:00 pm, Pacific time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2022, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and Proxy Statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in Blend.
Sincerely,

Nima Ghamsari
Head of Blend, Co-Founder, and Chair
-i-

BLEND LABS, INC.
415 Kearny Street
San Francisco, California 94108
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:00 pm, Pacific time, on Tuesday, June 28, 2022

Place
The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
April 29, 2022
Only stockholders of record as of the close of business on April 29, 2022 are entitled to notice of and to vote at the annual meeting.
A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the meeting for any purpose related to the meeting, and will be available online during the entirety of the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about May 2, 2022 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of May 2, 2022 by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the board of directors,
Nima Ghamsari
Head of Blend, Co-Founder, and Chair
San Francisco, California
May 2, 2022
-ii-

-iii-

BLEND LABS, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 1:00 pm, Pacific time, on Tuesday, June 28, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Blend Labs, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Tuesday, June 28, 2022 at 1:00 pm, Pacific time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, (“Notice of Internet Availability”), containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about May 2, 2022 to all stockholders of record as of April 29, 2022. The proxy materials and our annual report can be accessed on May 2, 2022 by visiting www.virtualshareholdermeeting.com/BLND2022. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•any other business as may properly come before the Annual Meeting.
As of the date of this Proxy Statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
Who is entitled to vote at the annual meeting?
You can vote at the annual meeting if you were a holder of our common stock as of the close of business on April 29, 2022, the “record date.” Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to forty votes per share and is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. As of the close of business on April 29, 2022, there were 219,963,139 shares of our Class A common stock outstanding and 12,633,331 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 27, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 27, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2022, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BLND2022. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 1:00 pm, Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 pm, Pacific time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Nima Ghamsari, our Head of Blend, Co-Founder, and Chair, Timothy J. Mayopoulos, our President and Director, Marc Greenberg, our Head of Finance and Facilities and Treasurer and Crystal Sumner, our Head of Legal, Compliance, and Risk and Corporate Secretary have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If a proxy is dated, executed, and returned, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
How can I contact Blend’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001, or by writing Computershare Trust Company, N.A., at P.O. Box 505000, Louisville, KY, 40233-5000. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:
Blend Labs, Inc.
Attention: Investor Relations
415 Kearny Street
San Francisco, California 94108
Tel: (650) 550-4810
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, four of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of our director nominees:

Name	Age	Position(s)	Director Since
Nima Ghamsari	36	Head of Blend, Co-Founder, and Chair	2012
Timothy J. Mayopoulos	63	President and Director	2019
Ciara Burnham(1)(2)	55	Director	2021
Gerald Chen(1)(2)(3)	47	Director	2017
Erin James Collard(2)(3)	42	Director	2015
Roger Ferguson, Jr.(1)(3)	70	Director	2021
Ann Mather(1)	62	Director	2019

(1)    Member of Audit Committee
(2)     Member of Compensation Committee
(3)     Member of Nominating and Corporate Governance Committee
Nominees for Director
Nima Ghamsari. Mr. Ghamsari is one of our co-founders and has served as Head of Blend and a member of our board of directors since May 2012. He previously worked at Palantir Technologies, a software company. Mr. Ghamsari holds a B.S. in Computer Science from Stanford University.
Mr. Ghamsari was selected to serve on our board of directors because of the perspective and experience he brings as Head of Blend and one of our co-founders. Mr. Ghamsari also has extensive experience in financial services and the banking industry, as well as expertise in technology, and sales and marketing.
Timothy J. Mayopoulos. Mr. Mayopoulos has served as our President since January 2019 and as a member of our board of directors since     April 2019. Prior to joining us, Mr. Mayopoulos served as the President and Chief Executive Officer of Fannie     Mae, a government-sponsored enterprise, from June 2012 to October 2018, having previously served in various other roles, including as its Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary from April 2009 to June 2012. Mr. Mayopoulos also previously held senior roles at various financial institutions, including Bank of America, Deutsche Bank, Credit Suisse First Boston, and Donaldson, Lufkin & Jenrette. Mr. Mayopoulos has served on the board of directors of Science Applications International Corporation, a technology integrator, since January 2015 and LendingClub Corporation, a digital marketplace bank, since August 2016. Mr. Mayopoulos holds an A.B. in English from Cornell University and a J.D. from the New York University School of Law.
Mr. Mayopoulos was selected to serve on our board of directors because of his financial expertise and experience in financial services and the banking industry, including from serving as an executive and director at public companies, as well as his expertise in M&A, investments and integration. Mr. Mayopolous also has experience in sales and marketing, and regulatory, governmental and legal matters.
Ciara Burnham. Ms. Burnham has served as a member of the board of directors of AppHarvest, a sustainable food company, since April 2021. Ms. Burnham previously served as an advisor to Athena Technology Acquisition Corp., a special purpose acquisition company, from March 2021 through December 2021. Ms. Burnham previously served as a senior advisor, partner and member of the management committee of QED Investors, a venture capital firm, from January 2019 to December 2020, and in various positions at Evercore, an investment banking company, from 1997 to January 2019, including as Senior Managing Director and Chief Executive Officer of Evercore Trust Company, N.A. Ms. Burnham received an A.B. from Princeton University and an M.B.A from the Columbia Business School.
Ms. Burnham was selected to serve on our board of directors because of her financial, banking, and technology expertise and experience serving on boards of public companies, as well as her M&A, investments and integration expertise.

Gerald Chen. Mr. Chen has served as a member of our board of directors since July 2017. He has been a General Partner at Greylock Partners, a venture capital firm, since June 2013. Mr. Chen has served as a member of the board of directors of Truera, a startup developing a machine learning model intelligence platform, since April 2019 and Chronosphere, a cloud native monitoring tool, since July 2019, and also serves on the board of directors of several other private companies. Mr. Chen holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.
Mr. Chen was selected to serve on our board of directors because of his extensive experience with technology companies and in the venture capital industry, including with respect to M&A, investments and integration.
Erin James Collard. Mr. Collard is one of our co-founders and has served as a member of our board of directors since August 2015. Previously, Mr. Collard served as our Chief Financial Officer from January 2013 to September 2018. He has over a decade of financial and technology experience, having served as both head trader and managing director at Clarium Capital Management LLC, an investment management and hedge fund company. Mr. Collard holds a B.A. in Economics from the University of Sheffield and an M.Sc. in Economics from the University of Warwick.
Mr. Collard was selected to serve on our board of directors because of the perspective and experience he brings as one of our co-founders. Mr. Collard also has extensive experience in financial services and the banking industry, as well as M&A, investments and integration expertise.
Roger Ferguson, Jr. Mr. Ferguson, Jr. has served as a member of our board of directors since March 2021. Mr. Ferguson, Jr. served as the President and Chief Executive Officer of TIAA, a major financial services company, from April 2008 to April 2021. Mr. Ferguson, Jr. previously served as Chairman of America Holding Corporation, Head of Financial Services, and a member of the Executive Committee of Swiss Re, a global reinsurance company, from 2006 to 2008. Prior to that, Mr. Ferguson, Jr. joined the Board of Governors of the U.S. Federal Reserve System in 1997 and served as its Vice Chairman from 1999 to 2006, and he also served as an associate and partner at McKinsey & Company from 1984 to 1997. Mr. Ferguson, Jr. has served as a member of the board of directors of Alphabet Inc. since June 2016, as a member of the board of directors of General Mills, Inc., a manufacturer and marketer of branded consumer foods, from December 2015 to September 2021, where he serves as a member of the finance committee and as chair of the corporate governance committee, as a member of the board of directors of International Flavors & Fragrances, Inc., a creator of flavors and fragrances, since April 2010, where he serves as chair of the compensation committee, and as a member of the board of directors of Corning Incorporated, a manufacturing company. Mr. Ferguson, Jr. serves on the boards of the Institute for Advanced Study, the Memorial Sloan Kettering Cancer Center, and the Conference Board. He is a fellow of the American Philosophical Society and the Academy of Arts & Sciences and is a member of the Smithsonian Institution’s Board of Regents, the Economic Club of New York, the Council on Foreign Relations, and the Group of Thirty. Mr. Ferguson, Jr. holds a B.A in Economics, a J.D., and a Ph.D. in Economics from Harvard University.
Mr. Ferguson, Jr. was selected to serve on our board of directors because of his financial expertise and extensive experience in financial services and the banking industry, including serving as an executive and director at public companies, as well as his expertise in M&A, investments and integration. Mr. Ferguson, Jr. also has experience in regulatory, governmental and legal matters.
Ann Mather. Ms. Mather has served on our board of directors since June 2019. Ms. Mather served as Executive Vice President and Chief Financial Officer of Pixar Animation Studios from September 1999 to April 2004. Ms. Mather has served as a member of the board of directors of Alphabet Inc., a global technology company, since November 2005, Netflix, Inc., a streaming media company, since June 2010, Arista Networks, Inc., a computer networking company, since July 2013, and Bumble Inc., an online dating app, since March 2020. Ms. Mather has also served as an independent trustee to the Dodge & Cox Funds board of trustees since 2011 and previously served as a member of the board of directors of Airbnb, Inc., a vacation rental online marketplace company, from August 2018 to December 2021, Shutterfly, Inc., an internet-based image publishing company, from May 2013 to September 2019, and Glu Mobile, Inc., a publisher of mobile games, from September 2005 to February 2021. Ms. Mather holds a Master of Arts from the University of Cambridge, and is an honorary fellow of Sidney Sussex College, Cambridge and a chartered accountant.
Ms. Mather was selected to serve on our board of directors because of her background serving as a finance executive at a number of technology companies and her experience serving as a director of various private and public companies. Ms. Mather also has expertise in risk and cybersecurity matters.
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Director Nominee Qualifications
Director	Blend Executive / Founder	Senior Public Company Executive	Public Company Board Expertise	Financial / Banking Expertise	Technology Expertise	Risk / Cyber Expertise	Sales / Marketing Expertise	Regulatory / Government / Legal Expertise	M&A / Investments / Integration Expertise
Ciara Burnham			✔	✔	✔				✔
Gerald Chen					✔				✔
Erin James Collard	✔			✔	✔		✔		✔
Roger Ferguson, Jr.		✔	✔	✔				✔	✔
Nima Ghamsari	✔			✔	✔		✔
Ann Mather		✔	✔		✔	✔
Timothy J. Mayopoulos	✔	✔	✔	✔		✔	✔	✔	✔

Controlled Company
Nima Ghamsari, Head of Blend, Co-Founder, and Chair controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We have elected not to rely on certain of the foregoing exemptions provided to controlled companies. Although we will qualify as a “controlled company” following the completion of this offering, we do not currently expect to rely on these exemptions and intend to fully comply with all corporate governance requirements under the listing standards of the NYSE. However, if we were to utilize some or all of these exemptions, we would not comply with certain of the corporate governance standards of the New York Stock Exchange. Accordingly, stockholders would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance standards of the NYSE.
Director Independence
Our Class A common stock is listed on the NYSE. As a newly-public company, we are permitted under SEC and NYSE rules, to phase in the required number of independent directors on our Audit, Compensation, and Nominating and Corporate Governance Committees. The phase-in period requires that we have one independent director on each such committee at the time of listing on the NYSE, a majority of independent directors on each such committee within 90 days of listing and fully independent committees within 12 months of listing. The phase-in period also requires that we have a majority independent board of directors within 12 months of listing. We have notified the NYSE that we are in full compliance with the NYSE’s corporate governance listing standards as applicable to us on the 90th day after its listing. We intend to be in full compliance with the NYSE listing rules within 12 months of listing.
Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Chen and Ferguson, Jr. and Mses. Burnham and Mather, representing four of our seven directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Nima Ghamsari is not considered an independent director because of such person’s position as our Head of Blend and Co-Founder. Timothy J. Mayopoulos is not considered an independent director because of such person’s position as our President. Erin James Collard is not considered an independent director because of his previous employment with us.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”
There are no family relationships among any of our director nominees or executive officers.
Leadership Structure of our Board of Directors
As one of our founders, Nima Ghamsari has extensive knowledge of all aspects of our business, industry and customers, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. We believe that Nima Ghamsari’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system. We do not currently have a lead independent director. As a result of our board of directors’ committee system and majority of independent directors, our board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board of Directors in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board of directors meeting, receives reports on all significant committee activities at each regular board of directors meeting, and evaluates the risks inherent in significant transactions.
In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.
Committees of our Board of Directors
Our board of directors has established the following standing committees of the board of directors: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee
The current members of our Audit Committee are Mses. Burnham and Mather and Messrs. Chen and Ferguson, Jr. Ms. Mather is the chairperson of our Audit Committee. Our board of directors has determined that each member of our Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that each of Ms. Mather is an Audit Committee Financial Expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•reviewing our financial statements and our critical accounting policies and estimates;
•overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;
•overseeing the design, implementation, and performance of our internal audit function;
•overseeing our compliance with applicable legal and regulatory requirements;
•overseeing our technology security and data privacy programs;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of conduct;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at investor.blend.com. During 2021, our Audit Committee held four meetings.
Compensation Committee
The current members of our Compensation Committee are Ms. Burnham and Messrs. Chen and Collard. Mr. Chen is the chairperson of our Compensation Committee. Our board of directors has determined that Mr. Chen and Ms. Burnham meet the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. We are currently relying on the phase-in provisions of the listing standards of the NYSE. Mr. Chen and Ms. Burnham are each non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our principal executive officer;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation plans;

•establishing and reviewing general policies and plans relating to compensation and benefits of our employees and being responsible for our overall compensation philosophy;
•evaluating and making recommendations regarding non-employee director compensation to our full board of directors;
•assisting in the evaluation of the performance of our executive officers, including our principal executive officer; and
•periodically reviewing and discussing with our board of directors the corporate succession plans for executive officers.
The Compensation Committee has also established a sub-committee of the Compensation Committee (the “Section 16 Subcommittee”) consisting solely of independent directors and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 of the Exchange Act.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on our website at investor.blend.com. During 2021, our Compensation Committee held two meetings.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Messrs. Collard, Chen and Ferguson Jr. Mr. Collard is the chairperson of our Nominating and Corporate Governance Committee. Our board of directors has determined Mr. Chen and Mr. Ferguson Jr. meet the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. We are currently relying on the phase-in provisions of the listing standards of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•overseeing and reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at investor.blend.com. During 2021, our Nominating and Corporate Governance Committee held two meetings.
Attendance at Board and Stockholder Meetings
During 2021, our board of directors held 15 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders as a public company.

Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than twice per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis, but no less than twice per year.

Hedging and Stock Trading Policies

We have established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

Pledging Policy

Our Insider Trading Policy prohibits the holding of our common stock in margin accounts. In addition, we have established guidelines on the pledging of our common stock as collateral for loans, which provide that any director, “executive officer” or “Section 16 officer” (under the applicable SEC rules), or any member of the Blend Leadership Team, wishing to enter into any pledge of the Company’s stock must first submit the proposed pledging arrangements to the Audit Committee for review and pre-approval.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee (or other board of directors committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. Our board of directors has established minimum qualifications for board of directors members, including, the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Additionally, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the background, independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules, regulations or listing rules regarding board of directors composition in its consideration of candidates. Although our board of directors does not maintain a specific policy with respect to board of directors diversity, our board of directors believes that the board of directors should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.
If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, board of directors or management.
After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Stockholder Recommendations and Nominations to our Board of Directors
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
Eligible stockholders that want to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our Legal Team at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Legal Team. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Head of Legal or Legal Team by mail to our principal executive offices at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108. Our Head of Legal or Legal Team, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Head of Legal or Legal Team will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of conduct are available on our website at investor.blend.com. We will post amendments to our code of conduct or any waivers of our code of conduct for directors and executive officers on the same website.
Director Compensation
In connection with our initial public offering, we adopted an outside director compensation policy for our non-employee directors. Under our outside director compensation policy, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board of directors and committee meetings as well as continuing director education.
Under the outside director compensation policy, each non-employee director will be eligible to receive the compensation for board of directors services described below, beginning on January 1, 2022. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of the board of directors.
The outside director compensation policy provides that a maximum annual limit of $800,000 of cash and equity compensation that may be paid, issued, or granted to a non-employee director in any fiscal year. For purposes of this limitation, the value of equity awards will be based on the grant date value calculated in accordance with the Black-Scholes-Merton Option pricing model. Any cash compensation paid, or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director) will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Annual Retainer
Starting on January 1, 2022, each non-employee director who has not entered into a letter agreement with us that governs his or her compensation as a non-employee director is eligible to receive an annual retainer of $400,000, (the “Annual Retainer”), for services performed during the then-current calendar year. There are no per-meeting attendance fees for attending board of directors meetings. Any portion of the Annual Retainer that the non-employee director does not elect to forego in favor of receiving Retainer Options (as defined below) will be paid in cash in approximately equal monthly installments during the then-current calendar year, subject to the individual continuing to remain a non-employee director on the applicable payment date. If an individual first becomes a non-employee director after January 1 of any calendar year, such non-employee director will receive a pro-rated portion of the Annual Retainer based on the number of calendar months remaining in the calendar year in which the individual first becomes a non-employee director (with the month the individual first becomes a non-employee director counted as a remaining calendar month).
Retainer Options
Each non-employee director may elect, in accordance with the terms of the outside director compensation policy, to convert all or a portion of his or her Annual Retainer into a number of options to purchase shares of our Class A common stock, or Retainer Options. The number of shares of Class A common stock subject to each Retainer Option will be equal to the quotient of (i) 1/12th of the dollar value of the Annual Retainer that the non-employee director elected to forego over the annual period, divided by the value (based on the Retainer Option’s grant date value calculated in accordance with the Black-Scholes-Merton Option pricing model) on the Retainer Option’s grant date. If a non-employee director first becomes a member of the board of directors after January 31 of a calendar year, the number of shares subject to each Retainer Option will be calculated based on the number of Retainer Option grant dates remaining in the applicable calendar year.
Each Retainer Option will be granted on the last calendar day of each month of the applicable calendar year (or the most recent trading day prior to the last calendar day of the month if such date is not a trading day), subject to the non-employee director remaining a member of our board of directors on the applicable grant date. Each Retainer Option will have a ten-year term (subject to earlier termination as provided in the 2021 Plan), will be fully vested as of the grant date and will have an exercise price equal to 100% of our Class A common stock on the grant date.
Each non-employee director who has entered into a letter agreement with us that governs his or her compensation as a non-employee director, will not be eligible to receive compensation under the terms of the outside director compensation policy until the equity award or other compensation pursuant to such letter agreement has fully vested or been earned. For the year in which the non-employee director has earned or otherwise vested in the totality of the compensation set forth in his or her letter agreement with us, then for such calendar year the non-employee director will be entitled to receive a pro-rated amount of the Annual Retainer for such calendar year.
Director Compensation for 2021
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Messrs. Ghamsari and Mayopoulos were employees and executive officer of the company and therefore, did not receive compensation as directors. See “Executive Compensation” for additional information regarding Messrs. Ghamsari and Mayopoulos’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Ciara Burnham(2)	33,333	—	—		33,333
Gerald Chen	—	—	—	—	—
Erin James Collard	—	656,386	—		656,386
Roger Ferguson, Jr.(3)	100,000	243,515	—		343,515
Joseph Lonsdale(4)	—	—	—		—
Ann Mather	—	—	—		—
1.The amount reported represents the aggregate grant-date fair value of the options awarded to the directors in 2021, calculated in accordance with ASU No. 2016 09 “Compensation—Stock Compensation (Topic 718)” (“ASC 718”). These amounts do not reflect the actual economic value that may be realized by the director.
2.Ms. Burnham joined our board of directors in December 2021.
3.Mr. Ferguson, Jr. joined our board of directors in March 2021.
4.Mr. Lonsdale resigned from our board of directors in March 2021.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

	Option Awards
Name	Grant Date	Number of Shares Underlying Unexercised Option Awards(1)		Option Exercise Price	Option Expiration Date
Ciara Burnham	—	—		—	—
Gerald Chen	—	—		—	—
Erin James Collard	10/26/2015	222,222	(2)	$0.45	10/26/2025
	4/18/2016	66,666	(2)	$0.54	4/18/2026
	2/8/2017	53,333	(2)	$0.54	2/8/2027
	2/14/2018	100,000	(2)	$0.87	2/14/2028
	3/31/2021	93,240	(3)	$8.58	3/31/2031
Roger Ferguson, Jr.	3/31/2021	34,965	(3)	8.58	3/31/2031
Joseph Lonsdale	—	—		—	—
Ann Mather	7/30/2019	999,267	(4)	$0.77	7/29/2029

(1)Each of the outstanding equity awards listed in the table above was granted pursuant to our 2012 Plan.
(2)The shares subject to this option are fully vested and immediately exercisable.
(3)1/12th of the shares subject to this option vest monthly beginning on April 30, 2021, subject to the director’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable
(4)1/60th of the shares subject to this option vest monthly beginning on July 26, 2019, subject to Ms. Mather’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.

Our Commitment to Social Impact

Blend’s mission is to expand access to the world’s financial resources. Our digital-first products help financial services firms deliver financial products to consumers that improve their lives. We are proud to help build an equitable ecosystem to serve people across every financial milestone of their lives, especially those in underbanked communities.

In August 2020, we launched the Equitable Ecosystem Initiative to drive accessibility and promote racial equity in the financial services ecosystem through community partnerships, technology investments, and regulatory engagement. We have partnered with organizations to increase opportunity for new and prospective homebuyers, with a particular focus on communities of color. We have also supported the longevity of Minority Depository Institutions (“ MDIs”), and Community Development Financial Institutions (“CDFIs”), including through the creation of a partnership with a financial services firm to drive capital to MDIs and by offering to provide Blend’s software platform to MDIs and CDFIs for free. In addition, we are committed to working closely with non-profits, industry partners, and our customers to develop enhancements to our software platform that further support more equitable outcomes for underbanked communities. To further support these efforts, in 2021 we filled a newly created role on the Global Impact, Equity, and Belonging team to focus on product equity and enablement. Through this new role, we are able to work directly with customers and partners to conduct research and discovery around the impact of new product features on both borrower experience and equitable outcomes.

We have also joined the Pledge 1% movement, a community of companies devoted to driving positive social impact. As a member of this community, we have committed 1% of our product development resources to supporting the development of features identified through our Equitable Ecosystem Initiative. We have further committed 1% of employee time to community-based volunteerism and we encourage employees to support causes of their choice by offering 24 hours of paid time off for participating in volunteer programs. In June 2021, we held our first Blend Gives Back, a company-wide day of service where employees were provided a number of virtual and in-person volunteer activities around the country focused on building housing and addressing homelessness.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Nima Ghamsari, Timothy J. Mayopoulos, Ciara Burnham Gerald Chen, Erin James Collard, Roger Ferguson, Jr., and Ann Mather as nominees for election as directors at the annual meeting. If elected, each of Messrs. Ghamsari, Mayopoulos, Chen, Collard, and Ferguson, Jr., and Mses. Burnham and Mather will serve as a director until the next annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Messrs. Ghamsari, Mayopoulos, Chen, Collard, and Ferguson, Jr., and Mses. Burnham and Mather have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our Audit Committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by Ernst & Young LLP and affiliates for professional services rendered with respect to the fiscal years ended December 31, 2021 and 2020. All of these services were approved by the Audit Committee.

	2021	2020
Audit Fees(1)	$4,270,896	$360,607
Audit-Related Fees(2)	3,234,557	—
Tax Fees(3)	187,974	—
All Other Fees(4)	7,105	—
Total Fees	$7,700,532	$360,607

(1)    “Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)    “Audit-Related Fees” consist of fees billed in connection with Form S-1 comfort letters and consent issuances related to our initial public offering.
(3)    “Tax Fees” consist of fees billed for professional services for tax compliance, tax advice and tax planning.
(4)    “All Other Fees” consist of fees billed in connection with our subscription to a research tool offered by Ernst and Young, LLP.
Auditor Independence
In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2021 were pre-approved by our Audit Committee (prior to adoption of our pre-approval policy). Following adoption of our pre-approval policy in July 2021, all services provided by Ernst & Young LLP will be pre-approved by our Audit Committee in accordance with the policy.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person

(including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Blend’s financial reporting process, Blend’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Blend’s consolidated financial statements. Blend’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Blend’s consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Blend’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
•received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Blend’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:
Ann Mather (Chair)
Ciara Burnham
Gerald Chen
Roger Ferguson, Jr.
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Blend under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act, except to the extent Blend specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2022.

Name	Age	Position
Nima Ghamsari	36	Head of Blend, Co-Founder, and Chair
Timothy J. Mayopoulos	63	President and Director
Marc Greenberg	51	Head of Finance and Facilities and Treasurer
Crystal Sumner	38	Head of Legal, Compliance, and Risk and Corporate Secretary
For the biographies of Messrs. Ghamsari and Mayopoulos, see “Nominees for Director.”
Marc Greenberg. Mr. Greenberg has served as our Head of Finance since September 2018. Prior to joining us, Mr. Greenberg led the finance operations and most recently served as Vice President of Finance and Strategy at Pixar Animation Studios, a computer animation film studio from November 2002 to August 2018. Mr. Greenberg holds a B.S. in Business and Management from the University of Maryland at College Park.
Crystal Sumner. Ms. Sumner currently serves as our Head of Legal, Compliance, and Risk and Corporate Secretary and has served in multiple roles since she joined us in June 2016. Prior to joining us, Ms. Sumner served as Product and Regulatory Counsel of Eventbrite Inc., an event management and ticketing website, from October 2014 to June 2016, and as an Enforcement Attorney for the Consumer Financial Protection Bureau from June 2011 to September 2014. Prior to her in-house experience, Ms. Sumner was an attorney with O’Melveny & Myers LLP. Ms. Sumner holds a B.A. in International Business from Texas Tech University and a J.D. from the University of California, Berkeley School of Law.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Head of Blend and other executive officers, evaluates the performance of Head of Blend and other executive officers in light of those goals and objectives and determines and approves the compensation of our Head of Blend based on such evaluation.

The Compensation Committee has also established the Section 16 Subcommittee consisting solely of independent directors and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 of the Exchange Act.

The Compensation Committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies. During the fiscal year ended December 31, 2021, our Compensation Committee, on behalf of our board of directors, retained Pearl Meyer to provide it with market information, analysis, and other advice relating to executive and director compensation on an ongoing basis. Pearl Meyer does not provide any non-compensation related services to us.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2021, were:
•Nima Ghamsari, our Head of Blend, Co-Founder, and Chair;
•Timothy J. Mayopoulos, our President and Director; and
•Crystal Sumner, our Head of Legal, Compliance, and Risk and Corporate Secretary.
Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for 2021 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Nima Ghamsari Head of Blend, Co-Founder, and Chair	2021	326,250	—	—	84,737,957(3)	—	—	85,064,207
	2020	325,000	—	—	—	—	—	325,000
Timothy J. Mayopoulos President and Director	2021	501,923	500,000(4)	—	5,912,651	—	8,830(5)	6,923,404
	2020	500,000	—	—	—	680,000(6)	144,157	1,324,157
Crystal Sumner Head of Legal, Compliance, and Risk and Corporate Secretary	2021	351,346	25,000(7)	1,007,012	1,608,392	—	—	2,991,750
	2020	350,000	25,000(8)	—	292,400	—	—	667,400

(1)
The amount reported represents the aggregate grant-date fair value of the restricted stock units ("RSUs") awarded to the named executive officer in 2021, calculated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer. The assumptions used in determining the grant date fair value of the RSUs reported in this column are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 31, 2022.

(2)	The amounts reported represent the aggregate grant-date fair value of the options awarded to the named executive officers in 2021 and 2020, apart from Mr. Ghamsari, calculated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer. The assumptions used in determining the grant date fair value of the options reported in these columns are set forth in Note 12 to our consolidated financial statements included in the Registration Statement on Form S-1, filed with the SEC on July 6, 2021 and in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 31, 2022.
(3)
Reflects the grant date fair value of the Founder and Head of Blend Long-Term Performance Award and was calculated using a model based on multiple stock price paths. The grant date fair value of the first tranche of the Founder and Head of Blend Long-Term Performance Award was calculated using the Black-Scholes-Merton Option pricing model. The grant date fair value of the remaining tranches was estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the Company Stock Price Hurdles may not be satisfied. The amount listed in the Summary Compensation Table is not the ultimate value that Mr. Ghamsari will receive from this grant. For more information on the stand-alone stock option granted to Mr. Ghamsari, see “—Founder and Head of Blend Long-Term Performance Award.” The assumptions used in determining the grant-date fair value of the options reported in this column are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 31, 2022.

(4)	The amount reported represents the aggregate grant-date value of a grant of stock options to purchase 113,658 shares granted to Mr. Mayopoulos in lieu of payment in cash of a bonus of $500,000, pursuant to an election Mr. Mayopoulos made in March 2021 for any discretionary bonus paid in 2022, in recognition of our company performance and Mr. Mayopoulos’s contributions to that performance in 2021.
(5)	This amount includes (i) reimbursement for certain travel and housing expenses in the amount of $6,175 and (ii) reimbursement of taxes related to travel benefits in the amount of $2,655.
(6)	This amount represents the aggregate grant-date value of a grant of stock options to purchase 113,333 shares granted to Mr. Mayopoulos in lieu of payment in cash of a bonus of $680,000, pursuant to an election Mr. Mayopoulos made in March 2020.
(7)	The amount reported consists of a discretionary bonus paid in 2022, in recognition of our company performance and Ms. Sumner’s respective contributions to that performance in 2021.
(8)	The amount reported consists of a discretionary bonus paid in 2021, in recognition of our company performance and Ms. Sumner’s contributions to that performance in 2020.

Bonus

Mr. Mayopoulos earned a discretionary bonus of $500,000 paid in 2022 in the form of 113,658 stock options, in recognition of our company performance in 2021 and Mr. Mayopoulos’ contributions to that performance. Ms. Sumner received a discretionary bonus of $25,000 paid in 2022, in recognition of our company performance in 2021 and Ms. Sumner’s contributions to that performance.

Outstanding Equity Awards at 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)
Nima Ghamsari	12/4/2019	3,229,804(2)	—	—	2.31	12/4/2029	—	—
	3/31/2021	1,954,288(3)	24,102,893	—	8.58	3/31/2036	—	—
Timothy J. Mayopoulos	1/25/2019	2,922,480(4)	—	—	1.29	1/25/2029	—	—
	3/31/2021	666,666(5)	—	—	8.58	3/31/2031	—	—
Crystal Sumner	8/22/2016	27,289(6)	—	—	0.54	8/22/2026	—	—
	12/17/2018	160,000(6)	—	—	0.87	12/17/2028	—	—
	3/29/2020	333,333(7)	—	—	2.31	3/29/2030	—	—
	3/31/2021	200,000(8)	—	—	8.58	3/31/2031	—	—
	3/31/2021	15,000(9)	—	—	8.58	3/31/2031	—	—
	9/24/2021	—	—	—	—	—	27,000(10)	198,180
	12/31/2021	—	—	—	—	—	66,225(11)	486,092
(1)The market value of RSUs granted under our 2021 Plan is based on the closing price of our Class A common stock on December 31, 2021 of $7.34.
(2)The stock option was granted pursuant to our 2012 Plan. 1/84th of the shares subject to this option vest monthly following January 1, 2020, subject to Mr. Ghamsari’s continued role as a service provider to us. If Mr. Ghamsari is subject to an involuntary termination any time after a change in control, then 100% of the then unvested shares shall immediately vest. This option is subject to an early exercise provision and is immediately exercisable.
(3)The stock option was granted pursuant to the Stand-Alone Stock Option Agreement. The service-based vesting condition was satisfied as to 1,954,288 of the total shares of our Class A common stock underlying the option on July 16, 2021, the date of our initial public offering, with 24,102,893 shares vesting depending on the achievement of certain performance goals tied to our stock price thereafter, subject to Mr. Ghamsari’s continued role as a service provider to us. For more information on the stand-alone stock option granted to Mr. Ghamsari, see “—Founder and Head of Blend Long-Term Performance Award."
(4)The stock option was granted pursuant to the 2012 Plan. 1/4th of the shares subject to this option vested on January 18, 2020, and 1/48th of the shares subject to this option vest monthly thereafter, subject to Mr. Mayopoulos’s continued role as a service provider to us. If Mr. Mayopoulos is subject to an involuntary termination any time after a change in control, then 50% of the then unvested shares shall immediately vest. This option is subject to an early exercise provision and is immediately exercisable.
(5)1/24th of the shares subject to this option vest monthly beginning on February 18, 2023 subject to Mr. Mayopoulos’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(6)The shares subject to this option are fully vested and immediately exercisable.
(7)1/48th of the shares subject to this option vest monthly beginning on February 1, 2020, subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(8)1/24th of the shares subject to this option vest monthly beginning on October 1, 2021 subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(9)The shares subject to this option will vest on January 1, 2023 subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(10)The RSUs will vest in quarterly increments over a one year period, subject to Ms. Sumner’s continued role as a service provider to us.
(11)The RSUs will vest on December 31, 2022 subject to Ms. Sumner’s continued role as a service provider to us.
Founder and Head of Blend Long-Term Performance Award
In March 2021, our board of directors granted a stand-alone nonstatutory stock option to Mr. Ghamsari, covering a maximum of 26,057,181 shares of our Class A common stock, which we refer to as the Founder and Head of Blend Long-Term Performance Award. An amendment to the Founder and Head of Blend Long-Term Performance Award was approved by our board of directors on June 30, 2021 (the "Amendment"). The Founder and Head of Blend Long-Term Performance Award has an exercise price of $8.58 per share, which was the fair market value of our Class A common stock at the time of grant as determined by our board of directors. The Founder and Head of Blend Long-Term Performance Award has a 15-year term, subject to earlier termination when the shares subject to the award are no longer eligible to vest, and vests upon the satisfaction of a service condition, a liquidity-event related performance condition, and/or a performance-based market condition, as described below.
Our board of directors, in consultation with an independent compensation consultant, considered many factors in determining whether to grant the Founder and Head of Blend Long-Term Performance Award and the size and terms of the award. The board of directors considered Mr. Ghamsari’s significant ownership percentage in the company obtained primarily in connection with his co-founding of Blend and the amount of his ownership interests that were unvested as of the date of the grant in its deliberations of this award. The board of directors reviewed market data for similarly situated executives at comparable companies with an emphasis on the ownership percentage and equity value of founder chief executive officers at the time of an initial public offering. The board of directors was intent on establishing an award that would encourage long-term sustained stockholder valuation by including a long vesting schedule with post-vesting holding requirements. The Founder and Head of Blend Long-Term Performance Award is meant to support our transition to a public company while providing a meaningful incentive to Mr. Ghamsari with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated.
The Founder and Head of Blend Long-Term Performance Award has a performance period that commences upon the expiration of the lock-up period associated with an underwritten public offering of our common stock (or certain other events detailed in the option agreement) and expires on the earlier of the 10-year anniversary of the date of grant, a change in control of the company, or Mr. Ghamsari ceasing to satisfy the service condition discussed below. Shares subject to the award that are not vested at the end of the performance period will terminate and be forfeited for no consideration.
The Founder and Head of Blend Long-Term Performance Award is divided into five tranches. In July 2021, the first tranche of 1,954,289 shares of the Founder and Head of Blend Long-Term Performance Award vested upon completion of our initial public offering. The shares in tranches two through five have a “Company Stock Price Hurdle” associated with the vesting of such tranche. The applicable performance goal must be achieved by the “Tranche Expiration Date” set forth below for any shares subject to a particular tranche to vest. Except as set forth below, on the first trading day on which the applicable performance goal is achieved, a number of shares subject to the award will vest and become exercisable equal to the “Number of Shares” corresponding to the applicable performance goal for the applicable tranche in the table below, subject to Mr. Ghamsari satisfying the service condition through the vesting date:

Tranche	Number of Shares	Performance Goal	Company Stock Price Hurdle	Tranche Expiration Date
1	1,954,289	IPO	N/A	15-month anniversary of Date of Grant
2	5,862,866	Company Stock Price Hurdle	$41.91	Four-year anniversary of Date of Grant
3	4,560,006	Company Stock Price Hurdle	$83.82	Six-year anniversary of Date of Grant
4	5,862,866	Company Stock Price Hurdle	$209.55	Eight-year anniversary of Date of Grant
5	7,817,154	Company Stock Price Hurdle	$419.10	10-year anniversary of Date of Grant
The Company Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive calendar day period during the performance period and the average closing price of our Class A common stock during the last 30 consecutive calendar day period during such 90-day average equals or exceeds the value set forth in the table above. There is no linear interpolation between hurdles. The Company Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. Additionally, following the Amendment, if the annual return of the S&P 500 Equal-Weighted Financial Index is 40% or above for a consecutive three-year period during the performance period, the Company Stock Price Hurdles that have not been achieved at such time will be increased by 20%. If data for the S&P 500 Equity-Weighted Financial Index is no longer published, the index shall become the S&P 500 Equal-Weighted Index. Such increase may occur only once during the performance period.
Vested shares (including shares acquired pursuant to the exercise of the option not used to pay the associated exercise price and tax withholding in connection with the exercise of the option) generally must be held for two years from the vesting date, or if earlier, until there is a change in control of the company or a termination of service due to death or disability.
In order to vest in an applicable tranche of shares, Mr. Ghamsari must satisfy the service condition through the date a performance goal is achieved. The service condition is met if he remains our chief executive officer, or, following the fifth anniversary of the date of grant (the date any of the following occur, a “Vesting Eligibility Window Start Date”), moving to a different service role as determined by the company, an agreed upon termination between Mr. Ghamsari and our board of directors, or a qualifying termination of Mr. Ghamsari’s employment with us, which means an involuntary termination without cause or good reason (as such terms are defined in the option agreement). If, after the fifth anniversary of the date of grant, there is a Vesting Eligibility Window Start Date, then Mr. Ghamsari would remain eligible to earn a portion of the shares subject to unvested tranches through the expiration of the performance period as follows:

	Percentage of Unvested Shares Subject to each Unvested Tranche that will Remain Eligible to Vest
Vesting Eligibility Window Start Date	Change in Role	Agreed Departure or Qualifying Termination
On or after the fifth anniversary of the date of grant, but prior to the sixth anniversary of the date of grant	30%	10%
On or after the sixth anniversary of the date of grant, but prior to the seventh anniversary of the date of grant	35%	15%
On or after the seventh anniversary of the date of grant, but prior to the eighth anniversary of the date of grant	40%	20%
On or after the eighth anniversary of the date of grant, but prior to the ninth anniversary of the date of grant	45%	25%
On or after the ninth anniversary of the date of grant, but prior to the tenth anniversary of the date of grant	50%	25%
In the event of a change in control of the company (as defined in the option agreement), the per share deal price will be used to determine whether any then-unachieved Company Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles). Additionally, if the per share deal price equals or exceeds $41.91, then 25% of the remaining unvested shares subject to the award will vest (after first determining if any additional Company Stock Price Hurdles are achieved) as of immediately prior to the closing of the change in control, with any remaining unvested shares terminating.
Executive Employment Arrangements
Nima Ghamsari
We have entered into a confirmatory employment letter agreement with Mr. Ghamsari. The letter agreement does not have a specific term and provides that Mr. Ghamsari is an at-will employee. Mr. Ghamsari’s current annual base salary is $325,000.
Timothy J. Mayopoulos
We have entered into a confirmatory employment letter agreement with Mr. Mayopoulos. The letter agreement does not have a specific term and provides that Mr. Mayopoulos is an at-will employee. Mr. Mayopoulos’s current annual base salary is $500,000. The letter agreement also provides for reimbursement for certain housing and commuting expenses, plus reimbursement of taxes incurred by Mr. Mayopoulos to the extent such benefits are taxable, in an amount not to exceed $250,000 in the aggregate on an annual basis. For 2022, Mr. Mayopoulos’ discretionary bonus was eliminated and factored into his overall compensation.
Crystal Sumner
We have entered into a confirmatory employment letter agreement with Ms. Sumner. The letter agreement does not have a specific term and provides that Ms. Sumner is an at-will employee. Ms. Sumner’s current annual base salary is $450,000. For 2022, Ms. Sumner's discretionary bonus was eliminated and factored into her overall compensation.
Potential Payments upon Termination or Change in Control
We have entered into a change in control severance agreement with each of Mr. Mayopoulos and Ms. Sumner that provides for certain severance and change in control benefits only in the circumstances as described below. Each change in control severance agreement supersedes any prior agreement or arrangement the named executive officer may have had with us prior to its effective date that provides for change in control payments or benefits.
Each change in control severance agreement will terminate on the date that all of the obligations of the parties to the change in control severance agreement have been satisfied.
If, during the period beginning three months before a change in control (as defined in such agreement) and ending 12 months following a change in control, the named executive officer’s employment is terminated either (i) by us (or any of our subsidiaries) without cause (as defined in such agreement) (and other than by reason of death or disability) or (ii) by the named executive officer for good reason (as defined in such agreement), the named executive officer will be entitled to receive the following benefits if the named executive officer timely signs and does not revoke our then-standard separation agreement and release of claims in our favor:
•50% accelerated vesting and exercisability (as applicable) of all equity awards outstanding as of the date of such termination and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at 50% of target levels.
The named executive officer’s receipt of any vesting acceleration upon a qualifying termination is subject to such named executive officer having resigned from all officer and director positions with all members of the company group and executing any documents that we may require in connection with the same.
The executive’s receipt of any vesting acceleration upon a qualifying termination is subject to the executive having resigned from all officer and director positions with all members of the company group and executing any documents that the Company may require in connection with the same.
If any of the benefits provided for under these change in control severance agreements or otherwise payable to each of Mr. Mayopoulos and Ms. Sumner would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under his or her change in control severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control severance agreements do not require us to provide any tax gross-up payments.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). 401(k) Plan participants are able to defer eligible compensation on a pre-tax or after tax (Roth) basis, subject to applicable annual Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	60,321,438(2)	7.06(3)	58,252,064(4)
Total	60,321,438		58,252,064

(1)Includes the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement. The 2012 Plan was terminated effective December 2021.
(2)Includes 60,321,438 shares subject to options and RSUs that were outstanding as of December 31, 2021 that were issued under the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement.
(3)RSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(4)Our 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 34,500,000 shares, (ii) five percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the administrator of our 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2022 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 217,691,325 shares of our Class A common stock and 12,633,331 shares of Class B common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Power (1)
Named Executive Officers and Directors:
Nima Ghamsari(2)	—	—	17,817,423	100%	61.4%
Timothy J. Mayopoulos(3)	4,144,284	1.9%	—	—	*
Crystal Sumner(4)	1,201,945	*	—	—	*
Ciara Burnham(5)	15,199	*	—	—	*
Gerald Chen(6)	10,054,457	4.4%	—	—	1.1%
Erin James Collard(7)	1,591,354	*	—	—	*
Roger Ferguson, Jr. (8)	34,965	*	—	—	*
Ann Mather(9)	999,267	*	—	—	*
All directors and executive officers as a group (9 persons) (10)

Greater than 5% Stockholders
Entities affiliated with Formation8(11)	16,220,511	7.5%	—	—	1.7%
Entities affiliated with Lightspeed(12)	23,127,237	10.6%	—	—	2.4%
Ossa Investments Pte. Ltd(13)	11,875,773	5.5%	—	—	1.2%
Entities affiliated with Tiger Global(14)	19,900,829	9.1%	—	—	2.1%
Entities affiliated with 8VC(15)	11,020,968	5.1%	—	—	1.2%

*    Represents less than 1%.
+    Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to forty votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(2)Consists of (i) 12,133,331 shares of Class B common stock held of record by Mr. Ghamsari; (ii) 500,000 shares of Class B common stock held of record by the Nima Ghamsari Family Foundation; and (iii) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, 1,986,445 of which would be fully vested as of such date (excluding options that vest pursuant to tranches two through five of the Founder and Head of Blend Long-Term Performance Award. See the section titled “Executive Compensation—Founder and Head of Blend Long-Term Performance Award” for additional information). The shares held of record by Mr. Ghamsari and the Nima Ghamsari Family Foundation are pledged as collateral to secure certain personal indebtedness.
(3)Consists of (i) 357,518 shares of Class A common stock held of record by Mr. Mayopoulos; (ii) 3,702,804 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, 2,422,480 of which would be fully vested as of such date; and (iii) 83,962 shares of Class A common stock subject to RSUs exercisable within 60 days of March 31, 2022, all of which would be fully vested as of such date.
(4)Consists of (i) 396,346 shares of Class A common stock held of record by Ms. Sumner; (ii) 735,622 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, 448,399 of which would be fully vested as of such date; and (iii) 54,977 shares of Class A common stock subject to RSUs exercisable within 60 days of March 31, 2022, all of which would be fully vested as of such date.
(5)Consists of 15,199 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, all of which would be fully vested as of such date.
(6)Consists of (i) 9,030,775 shares of Class A common stock held of record by Greylock 15 Limited Partnership (“Greylock 15”); (ii) 501,708 shares of Class A common stock held of record by Greylock 15 Principals Limited Partnership, (“Greylock Principals”); and (iii) 501,708 shares of Class A common stock held of record by Greylock 15-A Limited Partnership (“Greylock 15-A”). Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A; and (iv) 20,266 shares of Class A common stock held by Mr. Chen, subject to options exercisable within 60 days of March 31, 2022, all of which would be fully vested as of such date. Mr. Chen disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Asheem Chandna, Reid Hoffman, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of our Class A common stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Gerald Chen, a partner at Greylock Partners and a managing member of Greylock LLC, serves on our board of directors. The business address for each of these entities and individuals is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(7)Consists of (i) 1,055,893 shares of Class A common stock held of record by Prometheus Trust, of which Mr. Collard is the trustee; and (ii) 535,461 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, 492,726 of which would be fully vested as of such date.
(8)Consists of 34,965 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, all of which would be fully vested as of such date.
(9)Consists of (i) 799,267 shares of Class A common stock held of record by Ms. Mather; and (ii) 200,000 shares of Class A common stock held of record by Black Bear Territory LLC, of which Ms. Mather is a manager.
(10)Consists of (i) 13,348,156 shares of Class A common stock and 12,633,331 shares of Class B common stock beneficially owned by our executive officers and directors; (ii) 6,102,708 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022 held by our executive officers and directors, 4,277,426 of which would be fully vested as of such date; (iii) 138,939 shares of Class A common stock subject to RSUs exercisable within 60 days of March 31, 2022, 138,939 of which would be fully vested as of such date; and (iv) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022 held by Mr. Ghamsari, 1,986,445 of which would be fully vested as of such date.
(11)According to a Schedule 13G filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of 16,220,511 shares of Class A common stock held of record by Formation8 Partners Fund I, L.P (“Formation8”). Formation8 GP, LLC, (“Formation8 GP”), has sole voting and dispositive power with respect to the shares held by Formation8. The managing members of Formation8 GP are James Kim, Brian Koo, and Joe Lonsdale. The business address for each of these entities and individuals is 4962 El Camino Real, Suite 212, Los Altos, CA 94022.
(12)According to a Schedule 13G filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of (i) 14,818,355 shares of Class A common stock held of record by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”); (ii) 6,047,382 shares of Class A common stock held of record by Lightspeed Venture Partners Select, L.P. (“Lightspeed Select”); and (iii) 2,261,500 shares of Class A common stock held of record by Lightspeed Venture Partners Select III, L.P. (“Lightspeed Select III”). Lightspeed General Partner IX, L.P. (“LGP IX”), is the general partner of Lightspeed IX. Lightspeed Ultimate General Partner IX, Ltd. (“LUGP IX”), is the general partner of LGP IX. Barry Eggers, Ravi Mhatre, and Peter Nieh are the directors of LUGP IX and share voting and dispositive power with respect to the shares held by Lightspeed IX. Messrs. Eggers, Mhatre, and Nieh disclaim beneficial ownership of the shares held by Lightspeed IX except to the extent of their pecuniary interest therein. Lightspeed General Partner Select, L.P. (“LGP Select”), is the general partner of Lightspeed Select. Lightspeed Ultimate General Partner Select, Ltd. (“LUGP Select”), is the general partner of LGP Select. Lightspeed General Partner Select III, L.P. (“LGP Select III”), is the general partner of Lightspeed Select III. Lightspeed Ultimate General Partner Select III, Ltd. (“LUGP Select III”) is the general partner of LGP Select III. Barry Eggers, Jeremy Liew, Ravi Mhatre, and Peter Nieh are the directors of each of LUGP Select and LUGP Select III and share voting and dispositive power with respect to the shares held by each of Lightspeed Select and Lightspeed Select III. Messrs. Eggers, Liew, Mhatre, and Nieh disclaim beneficial ownership of the shares held by each of Lightspeed Select and Lightspeed Select III except to the extent of their pecuniary interest therein. The business address for each of these entities and individuals is 2200 Sand Hill Road, Menlo Park, California 94025.

(13)According to a Schedule 13G filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of 11,875,773 shares of Class A common stock held of record by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. is a direct wholly-owned subsidiary of Hotham Investments Pte Ltd, (“Hotham”), which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, (“Fullerton”), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited, (“Temasek”). In such capacities, each of Hotham, Fullerton, and Temasek may be deemed to have voting and dispositive power over the shares held by Ossa Investments Pte. Ltd. The business address for each of these entities is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.
(14)According to a Schedule 13G/A filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of 19,900,829 shares of Class A common stock beneficially owned by Tiger Global Management, LLC, 16,281,316 of which are held of record by Tiger Global Performance, LLC and 3,619,513 of which are held of record by other entities and persons affiliated with Tiger Global Management, LLC. All such shares are controlled by Tiger Global Management, LLC, which is controlled by Chase Coleman, and Scott Shleifer. The business address for each of these entities and individuals is 9 West 57th Street, 35th Floor, New York, New York 10019.
(15)According to a Schedule 13G filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of 8,320,968 shares of Class A common stock held of record by 8VC Co-Invest Fund I, L.P.; and (ii) 2,700,000 shares of Class A common stock held of record by 8VC Opportunities Fund II, L.P. (“Opportunities II”). 8VC Co-Invest GP is the general partner of 8VC Co Invest LP. Joe Lonsdale is the sole managing member of 8VC Co-Invest GP and may be deemed to have voting, investment and dispositive power with respect to the shares held by 8VC Co-Invest LP. 8VC Opportunities GP II, LLC (“Opportunities GP II”) is the general partner of Opportunities II. Joe Lonsdale is the sole managing member of Opportunities GP II and may be deemed to have voting, investment and dispositive power with respect to the shares held by Opportunities II. The business address for each of these entities is 907 South Congress Avenue, Austin, TX 78704.

RELATED PARTY TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our director nominees, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of January 11, 2021, or the investors’ rights agreement, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Coatue 36 US LLC, or Coatue, Formation8, General Atlantic, Greylock Partners, Lightspeed, Ossa, and Tiger Global Management LLC, or Tiger Global, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Gerald Chen, a member of our board of directors, is or has been affiliated with Greylock Partners.
2021 Tender Offer
In January 2021, we facilitated a tender offer whereby Coatue and certain entities affiliated with Tiger Global commenced a tender offer to purchase shares of our Class A common stock and convertible preferred stock from certain of our securityholders for $12.45 per share. Upon completion of the tender offer in March 2021, an aggregate of 442,469 shares of our capital stock were tendered pursuant to the tender offer for an aggregate purchase price of approximately $5,508,776.
Founder Promissory Note and Stock Pledge Agreement
On November 20, 2018, we entered into a secured partial-recourse promissory note and stock pledge agreement, or the stock pledge agreement, with Nima Ghamsari, Head of Blend, Co-Founder, and Chair of our board of directors. We purchased from Mr. Ghamsari a promissory note in the principal amount of $2,666,544. This promissory note was due on November 20, 2025, bore interest at the rate of 3.04% per annum and was secured by the stock pledge agreement. The stock pledge agreement provided, among other things that 5,977,011 shares of our Class A common stock held by Mr. Ghamsari were pledged to us to secure the payment and performance of the obligations of Mr. Ghamsari under the promissory note. Mr. Ghamsari repaid the promissory note on June 17, 2021.
Customer Arrangements with TIAA
Roger Ferguson, Jr., a member of our board of directors, served as the President and Chief Executive Officer of TIAA, from April 2008 to April 2021. In 2021, we recognized revenue from sales of our products and services to TIAA in the amount of $522,577.

Keker, Van Nest & Peters LLP

We engaged the law firm of Keker, Van Nest & Peters LLP (“Keker”) to provide legal services to Blend, and may do so again in the future. Nicholas Goldberg, a partner at Keker, is the spouse of Ms. Sumner, one of our executive officers, though he is not directly involved in providing legal services to Blend. The fees for legal services are based on the hourly rates of the individuals performing the legal services. For the year ended December 31, 2021, we paid Keker an aggregate amount of $128,723 for legal services rendered to Blend.

Other Transactions
We entered into an exchange agreement with Mr. Ghamsari, effective as of July 12, 2021, pursuant to which 12,883,331 shares of our Class A common stock beneficially owned by Mr. Ghamsari were automatically exchanged for an equivalent number of shares of our Class B common stock. In addition, following the completion of this offering, and pursuant to the Equity Award Exchange Agreement, effective as of July 12, 2021 between us and Mr. Ghamsari, Mr. Ghamsari has a right (but not an obligation), to require us to exchange any shares of Class A common stock received upon the exercise of options to purchase shares of Class A common stock for an equivalent number of shares of Class B common stock. This Equity

Award Exchange applies only to equity awards granted to Mr. Ghamsari prior to the effectiveness of the filing of our amended and restated certificate of incorporation on July 16, 2021.

Policies and Procedures for Related Party Transactions
We have adopted a formal, written policy regarding related party transactions. This written policy regarding related party transactions provides that a related party transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related party has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related party means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying or disapproving related party transactions. In determining whether to approve, ratify or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related party’s interest in the transaction, and (3) whether the transaction would impair the independence of any of our outside directors.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related party’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (5) transactions available to all United States employees generally and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before January 2, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Blend Labs, Inc.
Attention: Corporate Secretary
415 Kearny Street
San Francisco, California 94108
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on February 28, 2023; and
•no later than 5:00 pm, Pacific time, on March 30, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on the 120th day prior to the day of our 2023 annual meeting, and
•no later than 5:00 pm, Pacific time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investor.blend.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
* * *
Our board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
May 2, 2022

blend

BLEND LABS, INC.
415 KEARNY STREET
SAN FRANCISCO, CA 94108

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 27, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLND2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 27, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84474-P69214 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BLEND LABS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of the following director nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nima Ghamsari
02) Timothy J. Mayopoulos
03) Ciara Burnham
04) Gerald Chen
05) Erin James Collard
06) Roger Ferguson, Jr.
07) Ann Mather

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D84475-P69214

BLEND LABS, INC.
Annual Meeting of Stockholders
June 28, 2022 at 1:00 p.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) of Blend Labs, Inc. hereby appoint(s) Nima Ghamsari, Timothy J. Mayopoulos, Marc Greenberg and Crystal Sumner, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blend Labs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Pacific Time on Tuesday, June 28, 2022, and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be conducted virtually via live webcast. You will be able to attend the Annual Meeting of Stockholders virtually by visiting www.virtualshareholdermeeting.com/BLND2022.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side